CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us as the independent registered public accounting firm for AMG Pantheon Private Equity Fund, LLC, in this First Amendment to the Registration Statement on Form N-2 under the heading “Independent Registered Public Accounting Firm and Legal Counsel” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 11, 2014